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                                                             EXHIBIT 5.1


            [Letterhead of Jones, Day, Reavis & Pogue]








                                    April 3, 1998


Dunn Computer Corporation
1306 Squire Court
Sterling, Virginia 20166

          Re: 5,297,743 shares of Common Stock, par value $0.001 per share, of Dunn Computer Corporation, a Virginia corporation, including 200,000 shares subject to issuance pursuant to warrants

Ladies and Gentlemen:

          We are acting as special counsel for Dunn Computer Corporation, a Virginia corporation (the "Company"), in connection with the Agreement of Merger dated as of March 18, 1998 (the "Merger Agreement") among the Company, Dunn Merger Corp., a Delaware corporation ("Merger Sub"), which is a subsidiary of the Company, and Dunn Computer Corporation, a Delaware corporation ("Dunn"), pursuant to which (i) Merger Sub will be merged into Dunn (the "Merger"), (ii) 5,097,743 shares of common stock, par value $0.001 per share, of Dunn will be converted into 5,097,743 shares (the "Merger Shares") of common stock, par value $0.001 per share, of the Company, and (iii) warrants (the "Dunn Warrants") to purchase a total of up to 200,000 shares of common stock, par value $0.001 of Dunn, will be converted into warrants (the "Warrants") to purchase up to 200,000 shares of common stock, par value $0.001, of the Company (the "Warrant Shares").

          We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon and on the assumptions identified herein, and subject to the qualifications set forth herein, we are of the opinion that:

          1. The Merger Shares are duly authorized and, when issued in accordance with the Merger Agreement and upon the completion of the filing contemplated by the General Corporation Law of the State of Delaware to effect the Merger, or at such later date and time as may be specified in such filing and accepted by the Secretary of State of the State of Delaware (the "Effective Time"), will be validly issued, fully paid and nonassessable.

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Dunn Computer Corporation
April 3, 1998
Page 2


          2. The Warrant Shares to be issued and sold pursuant to the Warrants are duly authorized and, when issued and sold following the Effective Time in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

          In rendering this opinion, we have assumed that the shares of common stock of Dunn to be converted into Merger Shares are duly authorized, validly issued, fully paid and nonassessable. In rendering this opinion we also have assumed that prior to the Effective Time: (i) the Registration Statement on Form S-4 (the "Registration Statement") filed by you to effect registration under the Securities Act of 1933, as amended, of the Merger Shares and the Warrant Shares will have become effective under the Securities Act; (ii) the stockholders of Dunn, and Dunn as sole stockholder of the Company prior to the Merger, will have approved and adopted the Merger Agreement in accordance with the General Corporation Law of the State of Delaware; (iii) the Warrants will have been duly authorized and approved by the Board of Directors of the Company, and each holder of Dunn Warrants will have duly agreed to the issuance of the Warrants in conversion of the Dunn Warrants in the Merger; and (iv) the transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms of the Merger Agreement.

          With respect to all of the documents reviewed by us in connection with this opinion, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. In rendering our opinion set forth above, we have relied as to factual matters upon information obtained from the Company and Dunn (and their respective officers and representatives) and public officials.

          This letter is furnished to you solely for use in connection with the Merger and may not be used for any other purpose without our express permission. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus/proxy statement comprising a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                   Very truly yours,


                                   /s/ Jones, Day, Reavis & Pogue